Exhibit 10.4

GUARANTY

THIS GUARANTY is made effective as of May 20, 2015, by Lacerta Management Ltd, a company registered and existing in accordance with the laws of the Seychelles (the “Guarantor”), in favor of ТOT Group Russia LLC, a limited liability company organized and existing under the laws of the Russian Federation and TOT Group Europe Ltd., a company organized and existing under the laws of England and Wales (each individually, a “Purchaser” and, collectively, the "Purchasers").

WHEREAS, Maglenta Enterprises Inc., a company incorporated and existing in the Republic of Seychelles, Champfremont Holding Ltd., a company incorporated and existing in the Republic of Seychelles (each individually, a “Seller” and, collectively, the “Sellers”) have entered into that certain Acquisition Agreement, dated as of May 20, 2015 (the “Acquisition Agreement”), with the Purchasers, and certain “Target Companies” (as defined in the Acquisition Agreement), pursuant to which the Purchasers agreed to purchase from the Sellers and the Sellers agreed to sell to the Purchasers, subject to certain terms and conditions, 100% of the issued and outstanding ownership interests of each of the Target Companies. Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to such terms in the Acquisition Agreement.

WHEREAS, as a condition to entering into the Acquisition Agreement and the consummation of the transactions contemplated by the Acquisition Agreement, Purchasers have required that the Guarantor guarantees representations and warranties set forth in Section 3.2 and 3.3 and indemnity obligations set forth in Article 6 of the Acquisition Agreement.

NOW, THEREFORE, in consideration of the Purchasers entering into the Acquisition Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

1.           Subject to deductions, withholdings, counterclaims or set-offs (if any) for any Purchaser’s failure to pay the then due and payable obligations of the Purchasers under the Acquisition Agreement, the Guarantor unconditionally, irrevocably guarantees to the Purchasers the accuracy of the representations and warranties set forth in Section 3.2 and 3.3 and indemnity obligations set forth in Article 6 of the Acquisition Agreement (collectively, the “Guaranteed Obligations”).  If, for any reason whatsoever, Sellers shall fail to or be unable to pay or perform the Guaranteed Obligations, the Guarantor will forthwith pay and cause to be paid in lawful currency of the United States, with respect to payment obligations, or perform or cause to be performed, with respect to performance obligations, the Guaranteed Obligations in the proportion set out in Section 3 hereof. The Purchasers shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that any Seller becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Purchasers to so file shall not affect the Guarantor’s obligations hereunder. For the avoidance of doubt, each and any Guaranteed Obligation may arise only from Undisputed and/or Resolved Claim(s) (as defined in the Acquisition Agreement) and all limitations of liability of the Sellers provided in Article 6 of the Acquisition Agreement shall apply mutatis mutandis to the Guarantor.

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2.           The Guarantor agrees that the Purchasers may at any time and from time to time, without notice to or further consent of the Guarantor, make any agreement with any Seller for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations, in whole or in part, without in any way impairing or affecting the Guarantor’s obligations hereunder. The Guarantor agrees that the Guaranteed Obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay of the Purchasers to assert any claim or demand or to enforce any right or remedy against any of the Sellers; (ii) any change in the time, place or manner of payment of the Guaranteed Obligations; (iii) any change in the corporate existence, structure or ownership of any of the Sellers or any other Person under Control of the Guarantor now or hereafter liable with respect to the Guaranteed Obligations; (iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Sellers or any other Person under Control of the Guarantor now or hereafter liable with respect to the Guaranteed Obligations; or (v) the adequacy of any other means the Purchasers may have of obtaining payment of the Guaranteed Obligations. “Control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The guaranty contained herein may not be revoked or terminated and shall remain in full force and effect and binding on the Guarantor, his successors and assigns until the complete payment and satisfaction in full of the Guaranteed Obligations. Notwithstanding above, the Purchasers shall not have a right to claim payment or performance of the Guaranteed Obligations by the Guarantor if the applicable period for bringing of relevant Claims by the Purchasers to the Sellers under Section 6.1 of the Acquisition Agreement have expired; provided that if any Purchaser makes to any Seller or the Sellers’ Representative a Claim prior to such expiration, then the Purchasers shall have a right to demand at any time (including after the expiration of the applicable period under Section 6.1 of the Acquisition Agreement), and the Guarantors shall be obligated for, payment and/or performance of the Guaranteed Obligations.

3.           The Guarantor agrees that the Purchasers shall not be required to initiate and/or exhaust their legal remedies for recovery and collection against the Sellers or Sellers’ property before looking to the Guarantor for payment, and that the Purchasers may, at once, seek to collect all monies due to them from the Sellers from the Guarantor without first proceeding against Sellers or Sellers’ property. Any rights of the Guarantor to subrogation, reimbursement, indemnification and/or contribution are waived and relinquished until the Guaranteed Obligations are satisfied. The Guarantor hereby waives all notices and demands of any kind or nature to which it may be entitled, including without limitation all demands for payment, notices of nonpayment, protest and dishonor to the Guarantor or to any Seller or Seller Representative.

4.           The Guarantor hereby agrees that if the Purchasers receive from any source, payment in whole or in part of the Guaranteed Obligations, and if the payment of any part thereof is declared invalid or is set aside or is subject to any setoff or counterclaim, then and to the extent of that payment, the obligation hereunder shall be continued in full force and effect without reduction, credit or discharge from that payment. The Guarantor hereby agrees that the discharge of any Seller or the Guarantor in bankruptcy will not relieve the undersigned from liability with regard to any amount due under this Guaranty. Furthermore, no automatic stay resulting from a bankruptcy petition filed by or against any Seller shall stay any act, action or activity by the Purchasers against the Guarantor. The Guarantor hereby agrees that all foregoing waivers herein shall survive any revocation; that the Purchasers’ failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter and; that no knowledge of any breach or other non-observance by the Purchasers of the terms and provision of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the undersigned hereunder.

5.           None of the parties to this Guaranty shall, nor purport to, assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Guaranty nor grant, declare, create or dispose of any right or interest in it.

6.           The Guarantor hereby agrees that if any action is brought to enforce this Guaranty against him, the prevailing party shall be entitled to recover, in addition to any other relief awarded, his or its attorneys’ fees and costs incurred in such enforcement action. This Guaranty binds the Guarantor, his successors and assigns, and shall extend to and include all renewals of any claims or demands guaranteed under this instrument, and all extensions of time of payment thereof.

7.           All documents, notices, requests, demands and other communications that may be delivered or given under this Guaranty shall be in writing and shall be deemed to have been duly delivered or given upon (i) the delivery thereof, if delivered personally or sent by facsimile, e-mail or (ii) the mailing thereof if sent by registered or certified mail, return receipt requested, postage prepaid or by overnight courier, such as FedEx or DHL:

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If to the Guarantor:

Lacerta Management Ltd

s.1, Sound&Vision, Francis st,

Victoria, Mahe, Seychelles

Attention: Directors

If to Purchasers:

ТOT Group Russia LLC

office 01, 54th Floor

Federation Tower West

12, Presnenskaya emb.

Moscow, 123100, Russia

Attention: General Director/Konstantin Zaripov

Telephone: +7 495 286 72 00

E-mail: kzaripov@netelement.com

and

TOT Group Europe Ltd.

Acre House

11-15 William Road

London, England

NW1 3ER

Attention: Company Director/ Konstantin Zaripov

Telephone: +44 7789 658193

E-mail: kzaripov@netelement.com

With a copy to:

Net Element, Inc.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

Attention: Chief Legal Officer

E-mail: swolberg@netelement.com

Any notice sent by courier shall be, for information purposes only, duplicated by facsimile or email (immediately prior to posting). A notice or other communication delivered by hand or by courier service shall be deemed to have been given when delivered, provided that where a notice sent by courier is duplicated by fax or email, then such notice shall be deemed to be sent by courier only.

8.           If any term or provision of this Guaranty is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

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9.           This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. The Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over the Guarantor.

10.         This Guaranty constitutes the entire agreement between the Guarantor and the Sellers pertaining to the subject matter contained herein and supersedes all prior and contemporaneous negotiations, proposals, undertakings, understandings, agreements, representations and warranties, both written and oral, among the parties hereto with respect to such subject matter, and may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by the Guarantor as to which such consent or waiver is applicable and by the Purchasers. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which it is given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder. Any single or partial exercise of any right, power or remedy provided by this Guaranty shall not preclude any other or further exercise of the right, power or remedy or any other right, power or remedy.

11.        This Guaranty is a continuing guaranty and is to remain in full force and effect in relation to the Guarantor until expiration of the Guaranteed Obligations as provided for in the Acquisition Agreement.

12.        Each party to this Guaranty shall treat as confidential and will not disclose any information (unless such information is now or subsequently becomes generally available in the public domain through no fault or breach on the part of the recipient of such information, is independently developed by the recipient of such information or is disclosed pursuant to the order or requirement of a court, administrative agency, or other Governmental Authority, provided that disclosing party gives a written notice of the intended disclosure to other parties to this Guaranty within three (3) Business Days before such disclosure to the Governmental Authority occurs) received or obtained by it as a result of entering into or performing this Agreement which relates to:

12.1         the provisions of this Guaranty, or any document or agreement entered into pursuant to this Guaranty;

12.2         the negotiations leading up to or relating to this Guaranty; or

12.3         any of the parties to this Guaranty.

Notwithstanding above, any party shall be entitled to disclose any information contained in this Guaranty or referred to in Subsections 12.1, 12.2 and/or 12.3 of this Section 12 if such disclosure is required by applicable laws and/or regulations or for the purposes of enforcing the provisions of this Agreement, including, without limitation, making and prosecuting a Claim under the Acquisition Agreement, bringing and prosecuting legal actions against the other party(ies) according to and in the manner stipulated herein.

13.        This Guaranty may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. The exchange of copies of this Guaranty and of signature pages by facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Guaranty as to the parties and may be used in lieu of the original Guaranty for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

[Signature Page follows]

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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date first above written.

/s/ Roy Ervin Conrad Delcy, Director
LACERTA MANAGEMENT LTD, GUARANTOR

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